UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

Date of Report (Date of earliest event reported): April 3, 2012

Synthesis Energy Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33522	20-2110031
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Riverway, Suite 300 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(713) 579-0600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 7.01	Regulation FD Disclosure

In accordance with General Instruction B.2. of Form 8-K, the information presented under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

On April 3, 2012, Synthesis Energy Systems, Inc. (the “Company”) issued a press release providing an update on the status of the investment into the Company by Zhongjixuan Investment Management Company Ltd. through China Energy Industry Holdings Group Co, Ltd. A copy of the press release is furnished herewith as Exhibit 99.1.

In addition, on April 3, 2012, the Company issued a subsequent press release announcing that it has decided to create a new China business platform focused on generating revenues and earnings via sales of high margin technology and equipment packages into a broad range of industry verticals including steel, coal to chemicals and coal to fuels, as well as the production of synthetic natural gas.

Item 9.01	Financial Statements and Exhibits.

Exhibits

*99.1	Press Release dated April 3, 2012 regarding ZJX/China Energy status.

*99.2	Press Release dated April 3, 2012 regarding China platform.

*	Furnished herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Synthesis Energy Systems, Inc.

Dated: April 3, 2012	/s/ Robert Rigdon
Robert Rigdon
President and Chief Executive Officer

Exhibit Index

*99.1	Press Release dated April 3, 2012 regarding ZJX/China Energy status.

*99.2	Press Release dated April 3, 2012 regarding China platform.

*	Furnished herewith.